UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2004

COMTECH TELECOMMUNICATIONS CORP.
(Exact name of Registrant as specified in its charter)

Delaware	0-7928	11-2139466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

105 Baylis Road, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 777-8900
(Registrant’s telephone number, including area code)

N/A
Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

        On April 19, 2004, Comtech Telecommunications Corp. issued a press release announcing that it has agreed to acquire certain assets and assume certain liabilities of Memotec, Inc. from Kontron AG for approximately $2.6 million, and at the same time, to purchase for approximately $2.5 million, inventory owned by Kontron Canada Inc., which is currently manufacturing Memotec’s products. Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit Number	Description

99.1	Press Release of the Company, dated April 19, 2004.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2004	COMTECH TELECOMMUNICATIONS CORP. By: /s/ Robert G. Rouse —————————————— Name: Robert G. Rouse Title: Senior Vice President and Chief Financial Officer

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